UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  April 18, 2011

Tortoise Capital Resources Corporation
(Exact Name of Registrant as Specified in Its Charter)

Maryland	1-33292	20-3431375
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11550 Ash Street, Suite 300, Leawood, KS	66211
(Address of Principal Executive Offices)	(Zip Code)

(913) 981-1020
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.                      Completion of Acquisition or Disposition of Assets.

As previously announced in a report on Form 8-K filed on March 10, 2011, on March 6, 2011, International Resource Partners LP (“IRP”), a private portfolio company of  Tortoise Capital Resources Corporation (the “Company”), entered into a definitive agreement (the “Agreement”) with James River Coal Company (“JRCC”) to sell IRP’s partnership interests to JRCC.  The Company, along with other limited partners of IRP, were also signatories to the Agreement.

On April 18, 2011, the Company announced that JRCC completed its acquisition of IRP.

The Company received $31.6 million in cash which is subject to a final working capital adjustment. An additional $2.1 million was placed in escrow pursuant to the terms of the Agreement. Proceeds from the escrow account will be released upon satisfaction of certain post closing obligations or the expiration of certain time periods.

A copy of the press release announcing the closing of the transaction is attached as Exhibit 99.1 to this Form 8-K.

Item 9.01.                      Financial Statements and Exhibits.

(d)	Exhibits
99.1	Press Release dated April 18, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TORTOISE CAPITAL RESOURCES CORPORATION

Date: April 21, 2011	By:	/s/ Terry Matlack
Name: Terry C. Matlack
Title: Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated April 18, 2011